AMENDMENT TWO
                                     TO THE
                           FLEET FINANCIAL GROUP, INC.
                        RETIREMENT INCOME ASSURANCE PLAN

Except as otherwise provided below, the following amendments are effective as of January 1, 2000.

1. Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name "Fleet Financial Group, Inc." will be replaced by the name "FleetBoston Financial Corporation" wherever it appears in the Plan.

2.       Section 4.2 is amended to read as follows:

                  4.2 PAYMENT OF BENEFITS TO TRADITIONAL PARTICIPANTS.

             Benefits payable under the Plan to or in respect of a Participant who is not a Cash Balance Participant under the Basic Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits paid to the Participant (or Beneficiary) under the Basic Plan. Such Participant's benefit payment election under the Basic Plan shall be treated as his or her benefit payment election under the Plan.

3. Sections 4.3 and 4.4 are renumbered as 4.4 and 4.5, respectively, and a new Section 4.3 is added to Article IV to read as follows:

                  4.3 PAYMENT OF BENEFITS TO CASH BALANCE PARTICIPANTS.

         (a) Except as otherwise provided in this Section 4.3, benefits payable under the Plan to or in respect of a Participant who is a Cash Balance Participant under the Basic Plan shall be calculated in the same manner and payable in the same forms, at the same times, and under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan.

         (b) A Cash Balance Participant (or Beneficiary) shall separately elect the form and timing of his or her benefit under the Plan and under the Basic Plan. Such election under the Plan, or change in any prior election, shall be made on a form approved by the Committee. An election under this Section 4.3 is not valid or effective unless filed



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             with the Committee either by December 31, 1999 or at least one year prior to the Participant's last day of active employment.

         (c) A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her benefit promptly paid out in a lump sum following termination of employment (i.e., after the end of salary continuation payments, if applicable).

         (d) Notwithstanding the foregoing provisions of this Section 4.3, if the value of a Cash Balance Participant's benefit under the Plan at the time of termination of employment is $10,000 or less, the Participant's benefit shall be paid out in a lump sum as soon as administratively practicable following termination of employment.

4.       Section 4.5 is amended to read as follows:

                  4.5 VESTING. If a Participant or Beneficiary is not entitled to receive a benefit under the Basic Plan because the benefit is not vested, the Participant or Beneficiary shall also not be entitled to receive benefits under the Plan.

5. Article 5 is amended by replacing the phrase "Corporate Benefits Director" with the phrase "Director of Rewards, Recognition and Benefit Services or such Director's designee" wherever it appears therein.

6. The last sentence of Article 5 is amended effective January 1, 1996, by replacing the term "omissions" with the term "omission".

7.       Article 6 is amended to read as follows:

         ARTICLE 6.          AMENDMENT OR TERMINATION OF THE PLAN

                  The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant's benefit or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 6 is irrevocable and may not be amended.

8.       Section 7.9 is added to read as follows:


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         7.9 SOCIAL SECURITY TAX. Subject to the requirements of Code section
         3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act ("FICA") taxes on a Participant's Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant's wages or deducted from the Participant's benefit or account.

IN WITNESS WHEREOF, the provisions of this Amendment Two were adopted by the Human Resources and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment Two is executed by a duly authorized officer of Fleet Boston Corporation.

                                           FLEET BOSTON CORPORATION


                                           By: /s/ WILLIAM C. MUTTERPERL
                                               -------------------------
                                                    William C. Mutterperl
                                                    Executive Vice President,
                                                    Secretary and General
                                                    Counsel


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